Exhibit 10.21

VWR International GmbH

Lerzenstrasse 16/18 – 8953 Dietikon

http://ch.vwr.com

Date

10 April 2019

Addendum to Contract of Employment

between

VWR International GmbH (“Employer”)

and

Frédéric Vanderhaegen, Holländerstrasse 76d, 8707 Uetikon am See, Switzerland (“Employee”)

(each, a “Party” and together, the “Parties”)

The Parties have entered into a Contract of Employment (“Contract”) on 29 June, 2018. By entering into this Addendum to the Contract (“Addendum”), the Parties intend to amend the Contract as follows:

Definitions	The terms and definitions as agreed in the Contract shall also apply for this Addendum.

Severance	The Severance Agreement in Annex A to the Contract shall be replaced by the new Severance Agreement in Annex A to this Addendum.

Entire Agreement	This Addendum, including its annex which forms an integral part of this Addendum, constitutes - together with the Contract - the entire agreement between the Parties with respect to the subject matter of the Contract including this Addendum and supersedes all other prior written or oral agreements between the Parties relating thereto.

Miscellaneous	Unless amended by this Addendum, the terms and conditions of the Contract shall not be affected and remain valid.

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VWR International GmbH

Lerzenstrasse 16/18 – 8953 Dietikon

http://ch.vwr.com

Applicable Law and Jurisdiction	This Addendum is exclusively construed under and governed by Swiss law. Moreover, all matters not specifically covered by this Addendum are subject to the provisions of the Swiss Code of Obligations, in particular its Articles 319 et seqq.

All disputes between the Parties arising out of or in connection with this Addendum, if they cannot otherwise be resolved, shall be submitted to the exclusive jurisdiction of the competent courts of Dietikon.

VWR International GmbH

/s/ Bernd Goell
Bernd Goell Managing Director

/s/ Frédéric Vanderhaegen
Frédéric Vanderhaegen Employee

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VWR International GmbH

Lerzenstrasse 16/18 – 8953 Dietikon

http://ch.vwr.com

Annex A: Severance Agreement

This Agreement (“Severance Agreement”) is made between

VWR International GmbH (“Employer”)

and

Frédéric Vanderhaegen, Holländerstrasse 76d, 8707 Uetikon am See, Switzerland (“Employee”)

(each, a “Party” and together, the “Parties”)

1.

The Severance Agreement forms an integral part of the employment contract dated 29 June 2018 including the addendum to employment contract (jointly defined as the “Contract”) between the Parties, and the terms and conditions of the Contract apply to this Severance Agreement except in the event of conflicting provisions.

2.

If the employment under this Contract is terminated by the Employer without Cause, other than within a two year period following a Change in Control, the Employee will be entitled to receive (A) an amount equal to his annual Base Salary then in effect, payable in equal instalments on the Employer’s regular payroll dates during a period of twelve months after the Termination Date, (B) his target bonus, prorated for the year of such termination, payable in equal instalments on Employer’s regular payroll dates during a period of twelve months after the Termination Date. The payments described in the immediately preceding sentence that are due to be paid more than sixty (60) days after the Termination Date are subject to Employee’s execution and non-revocation of a general release in the form attached to this Contract as Annex B no later than fifty (50) days after the Termination Date.

3.

If Employee’s employment with the Employer or its successor, as applicable, is terminated by the Employee for Good Reason or by the Employer without Cause within a two year period following a Change in Control, the Employee will be entitled to receive an aggregate amount equal to 1.5 times the sum of (x) his annual Base Salary then in effect, plus (y) his target bonus for the year of such termination, payable in equal instalments on the Employer’s regular payroll dates during a period of twelve months after the Termination Date. The payments described in the immediately preceding sentence that are due to be paid more than sixty (60) days after the Termination Date are subject to Employee’s execution and non-revocation of a general release in the form attached to this Contract as Annex B no later than fifty (50) days after the Termination Date.

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VWR International GmbH

Lerzenstrasse 16/18 – 8953 Dietikon

http://ch.vwr.com

4.

If Employee’s employment with the Employer is terminated by reason of Employee’s death, Employee’s beneficiary or estate, as applicable, will be entitled to any compensation and benefits accrued prior to the Termination Date.

5.	If Employee’s employment is terminated by the Employee without Good Reason, the Employee will only be entitled to any compensation and benefits accrued prior to the Termination Date.

6.	If Employee’s employment is terminated by the Employer for Cause, the Employee will only be entitled to any compensation and benefits accrued prior to the Termination Date.

7.

In the event of a termination of the employment for any reason, the Employee agrees to be subject to the duty to confidentiality, to non-solicitation and to non-compete, as undertaken by the Employee in the respective sections of this Contract.

8.

The Employee shall be under no obligation to seek other employment for any reason or to mitigate any severance payments following a termination of his employment with the Employer for any reason. In addition, there shall be no offset against amounts due to the Employee upon termination of his employment with the Employer on account of any compensation attributable to any employment subsequent to his employment with the Employer.

9.

Except as provided above in this Severance Agreement, the Employee shall not be entitled to any other salary, compensation or benefits from the Employer after termination of his employment with the Employer, except as otherwise specifically provided for in an Employer’s employee benefit plans or as otherwise expressly required by applicable law.

10.	Definitions:

For the purpose of this Severance section, “Cause” means (i) the conviction of, or entry of a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude, or the commission of fraud with respect to the Employer or any Group Entity or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties as reasonably directed by the Employer or the Supervisor or report, after providing the Employee with 15 days’ prior written notice and a reasonable opportunity to remedy such failure, (iii) gross negligence or willful misconduct with respect to the Employer or any Group Entity or (iv) a material violation of material Employer’s rules or policies. The Employee’s cessation of employment shall not be deemed to be for Cause unless and until, if capable of being cured, the act or omission constituting Cause is not cured within 15 days following Employee’s receipt of written notice regarding such act or omission.

For the purpose of this Severance section, “Change in Control” shall have the meaning ascribed to it in the Company’s Equity Incentive Plan.

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VWR International GmbH

Lerzenstrasse 16/18 – 8953 Dietikon

http://ch.vwr.com

For the purpose of this Severance section, “Good Reason” means, within the two year period following a Change in Control, (i) a material diminution to Employee’s Base Salary, bonus opportunity, authority, duties or responsibilities, (ii) the Employer fails to make any compensatory payment to the Employee when due, which is required to be paid to the Employee pursuant to this Contract, (iii) a relocation of the Place of Work to a location that is outside a 50 mile radius from the Place of Work immediately prior to a Change in Control, or (iv) any other action or inaction by the Employer which constitutes a material breach by the Employer of this Contract; provided that, in order for Employee’s resignation for Good Reason to be effective, written notice of the occurrence any event that constitutes Good Reason must be delivered by the Employee to the Employer within 90 days after the Employee becomes aware of the occurrence of any such event and the occurrence of such event is not cured by the Employer within thirty (30) days after the date of such written notice by the Employee to the Employer.

VWR International GmbH

/s/ Bernd Goell
Bernd Goell Managing Director

/s/ Frédéric Vanderhaegen
Frédéric Vanderhaegen Employee

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